                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[ ]  Definitive Proxy Statement                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                      Santa Barbara Restaurant Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                      SANTA BARBARA RESTAURANT GROUP, INC.
                               3916 STATE STREET
                                   SUITE 300
                        SANTA BARBARA, CALIFORNIA 93105

                           -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                AUGUST    , 1999

To the Stockholders:

     The Annual Meeting of Stockholders of Santa Barbara Restaurant Group, Inc.,
a Delaware corporation, will be held on August   , 1999, at 10:00 a.m., local
time, at Fess Parker's Doubletree Resort, 633 East Cabrillo Blvd., Santa Barbara, California for the following purposes:

     (1) to elect nine directors to the Board of Directors to serve for the next year or until their successors are duly elected and qualified or until their earlier death, resignation or removal;

     (2) to approve an amendment to the Santa Barbara Restaurant Group, Inc. 1998 Stock Option Plan (the "Plan") and to ratify certain stock option grants made under the Plan;

     (3) to approve an amendment to the Restated Certificate of Incorporation to authorize the issuance of Preferred Stock;

     (4) to approve the conversion of Parent Notes to be issued to La Salsa Holding Company, Inc. under an Agreement and Plan of Merger; and

     (5) to transact such other business as may properly come before the Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on June 25, 1999, are entitled to notice of and to vote at the Meeting. All stockholders are cordially invited to attend the Meeting in person.

                                          Sincerely,

                                          Andrew F. Puzder
                                          Chief Executive Officer
Santa Barbara, California
July   , 1999

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. ANY STOCKHOLDER SUBMITTING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY FILING WITH THE SECRETARY, M'LISS JONES KANE, A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY VOTING IN PERSON AT THE MEETING. NO POSTAGE NEED BE AFFIXED TO THE PROXY IF IT IS MAILED IN THE UNITED STATES.

                      SANTA BARBARA RESTAURANT GROUP, INC.
                               3916 STATE STREET
                                   SUITE 300
                        SANTA BARBARA, CALIFORNIA 93105
                           -------------------------

                                PROXY STATEMENT
                           -------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited by the Board of Directors of Santa Barbara Restaurant Group, Inc. (the "Company") for use at the Annual Meeting of
Stockholders (the "Meeting") to be held on August   , 1999, at 10:00 a.m., local
time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at Fess Parker's Doubletree Resort, 633 East Cabrillo Blvd., Santa Barbara, California.

     It is anticipated that such proxy, together with this Proxy Statement, will
be first mailed on or about July   , 1999, to all stockholders entitled to vote
at the Meeting.

     The Company's corporate offices are located at 3916 State Street, Suite 300, Santa Barbara, California 93105 and its telephone number at that address is
(805) 563-1566.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company's Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

VOTING AND SOLICITATION

     Each share has one vote on each matter properly submitted for a vote at the Meeting. The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

     Votes cast by proxy or in person at the Meeting will be counted by the persons appointed by the Company to act as election inspectors for the Meeting. The election inspectors will treat shares represented by properly signed and returned proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum on all matters.

     The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

     Abstentions and "broker non-votes" will not affect the outcome of the director elections. As to other votes, an abstention will have the same effect as a negative vote and a "broker non-vote" will have no effect on the vote.

RECORD DATE AND STOCK OWNERSHIP

     Stockholders of record at the close of business on June 25, 1999, are entitled to notice of and to vote at the Meeting. As of June 25, 1999, shares of the Company's Common Stock (the "Common Stock"), $.08 par
value, were issued and outstanding. On that date, there were        stockholders
of record.

     As of June 11, 1999, the following table sets forth the beneficial ownership of the Common Stock of the Company by each director who owns shares, by the director nominees, all executive officers named in the Summary Compensation Table, all directors and executive officers as a group and by all persons known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock. The information as to beneficial stock ownership is based on data furnished by the persons concerning whom such information is given. The Company had 16,246,293 shares outstanding as of June 11, 1999.

                                                     SHARES OF COMMON STOCK
                                                       BENEFICIALLY OWNED
                                             ---------------------------------------
            NAME AND ADDRESS(1)              NUMBER OF SHARES    PERCENT OF TOTAL(2)
            -------------------              ----------------    -------------------
Fidelity National Financial, Inc...........     7,187,765(3)            36.5%
  17911 Von Karman Ave., Suite 300
  Irvine, CA 92614
CKE Restaurants, Inc. .....................     1,656,453                8.4%
  3916 State Street, Garden Suite
  Santa Barbara, CA 93105
KCC Delaware Company.......................       998,377                6.1%
  103 Springer Building
  3411 Silverside Rd.
  Wilmington, DE 19810
T. Anthony Gregory.........................       157,666(4)               *
  25651 Paseo de la Paz
  San Juan Capistrano, CA 92675
Bruce H. Haglund...........................       199,261(5)             1.0%
  2010 Main Street, Suite 400
  Irvine, CA 92614
William P. Foley, II.......................     1,424,400(6)             7.2%
  1200 North Carl Karcher Way
  Anaheim, CA 92803
Andrew F. Puzder...........................       204,000(7)             1.0%
  1200 North Carl Karcher Way
  Anaheim, CA 92803
Frank P. Willey............................        80,000(8)               *
  1200 North Carl Karcher Way
  Anaheim, CA 92803
C. Thomas Thompson.........................             0                  *
  1200 North Carl Karcher Way
  Anaheim, CA 92803
Charles Rolles.............................             0                  *
  1200 North Carl Karcher Way
  Anaheim, CA 92803
Burt Sugarman..............................             0(9)               *
  1200 North Carl Karcher Way
  Anaheim, CA 92803
Dermot F. Rowland..........................       590,189(10)            3.0%
  4021 Vernon Avenue South
  St. Louis Park, MN 55416
Nicholas J. Caddeo.........................        53,200(11)              *
  1200 North Carl Karcher Way
  Anaheim, CA 92803
All directors and officers as a group (10
  persons).................................     2,893,711(12)           14.7%

---------------
  *  Represents less than 1%.

 (1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from May 31, 1999 upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from May 31, 1999 have been exercised.

 (2) Assumes 19,683,297 shares outstanding, including 16,246,293 shares currently outstanding and 3,437,004 shares issuable upon exercise of presently exercisable stock options and warrants held by the above-listed shareholders.

 (3) Includes 2,470,000 shares issuable upon the exercise of presently exercisable warrants.

 (4) Includes 104,194 shares issuable upon the exercise of presently exercisable nonstatutory stock options.

 (5) Includes 119,194 shares issuable upon the exercise of presently exercisable nonstatutory stock options.

 (6) Excludes the 7,187,765 beneficial shares held by Fidelity National Financial, Inc. and 1,656,453 beneficial shares held by CKE Restaurants, Inc., of which William P. Foley, II is the Chairman of the Board and Chief Executive Officer. Includes 350,000 shares issuable upon the exercise of presently exercisable nonstatutory stock options.

 (7) Includes 200,000 shares issuable upon the exercise of presently exercisable nonstatutory options.

 (8) Includes 80,000 shares issuable upon the exercise of presently exercisable nonstatutory options.

 (9) Excludes 998,377 beneficial shares held by KCC Delaware Company, of which Burt Sugarman is the Chief Executive Officer.

(10) Includes 81,116 shares issuable upon the exercise of presently exercisable nonstatutory options.

(11) Includes 32,500 shares issuable upon the exercise of presently exercisable incentive stock options.

(12) Includes an aggregate of 1,152,004 shares issuable upon the exercise of presently exercisable stock options held by officers and directors of the Company.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented by such stockholders at the Company's 2000 Annual Meeting must be received by the
Company no later than March   , 2000, in order that they may be considered for
inclusion in the Proxy Statement and form of proxy relating to that meeting.

         PROPOSAL NO. 1 TO THE ANNUAL MEETING -- ELECTION OF DIRECTORS

NOMINEES

     Under the Bylaws, the Company may have up to ten directors. The seven directors set forth below are standing for re-election to hold office until the next annual meeting of stockholders. T. Anthony Gregory and Bruce H. Haglund are currently members of the Board of Directors but are not running for another term.

William P. Foley, II                     Dermot Rowland
Frank P. Willey                          Burt Sugarman
Andrew F. Puzder                         Charles Rolles
C. Thomas Thompson

     Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of the stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid and addressed to: Secretary, Santa Barbara Restaurant Group, Inc., 3916 State Street, Suite 300, Santa Barbara, California 93105, not later than: (i) with respect to any election to be held at an Annual Meeting of Stockholders, 90 days in advance of such Meeting, and (ii) with respect to any election to be held at a Special Meeting of Stockholders for the election of directors, the close of business on the 10th day following the date on which notice of such meeting is first given to stockholders. Each such notice must set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons

(naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a Proxy Statement filed pursuant to the proxy rules of the Securities and Exchange Commission if such nominee had been nominated or intended to be nominated by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company, if elected. The Chairman of a stockholders' meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. The names of the director nominees, all directors, and all executive officers, and certain information about them, are set forth below:

                                                                                      DIRECTOR
                 NAME                    AGE           PRINCIPAL OCCUPATION            SINCE
                 ----                    ---           --------------------           --------
William P. Foley, II...................  54     Chairman and Director                   1997
Andrew F. Puzder.......................  48     Chief Executive Officer and             1997
                                                Director
Frank P. Willey........................  45     Director                                1997
Bruce H. Haglund.......................  47     Director                                1989
T. Anthony Gregory.....................  60     Director                                1989
C. Thomas Thompson.....................  49     Director                                1998
Dermot F. Rowland......................  61     Director                                1998
Charles Rolles.........................  64     Director                                1999
Burt Sugarman..........................  60     Director                                1999
Nicholas J. Caddeo.....................  51     Executive Vice President and Chief       N/A
                                                Operating Officer
Theodore Abajian.......................  35     Executive Vice President and Chief       N/A
                                                Financial Officer
Carl A. Strunk.........................  61     Executive Vice President, Finance        N/A
E. Michael Murphy......................  47     Senior Vice President, General           N/A
                                                Counsel
M'Liss Jones Kane......................  46     Senior Vice President, Corporate         N/A
                                                Counsel and Secretary
Gary R. Nelson.........................  51     Treasurer                                N/A

WILLIAM P. FOLEY, II

     Mr. Foley became Chairman of the Board and a Director of the Company in July 1997. Mr. Foley is also Chairman of the Board and Chief Executive Officer of Fidelity National Financial, Inc., a company engaged in title insurance and related services. Mr. Foley is also the Chairman of the Board and Chief Executive Officer of CKE Restaurants, Inc., a company engaged in the quick service restaurant business. He is Chairman of the Board of American National Financial, Inc., Checkers Drive-In Restaurants, Inc. and Rally's Hamburgers, Inc. He is also a member of the Boards of Directors of Micro General Corporation, Fresh Foods, Inc., and Miravant Medical Technologies, Inc.

ANDREW F. PUZDER

     Mr. Puzder became a Director of the Company in July 1997 and was appointed Chief Executive Officer in August 1997. Mr. Puzder also serves as an Executive Vice President, General Counsel, and Secretary for CKE Restaurants, Inc. Mr. Puzder is also an Executive Vice President for Fidelity National Financial, Inc. Mr. Puzder has been with Fidelity National Financial, Inc. since January 1995. From March 1994 to December 1994, he was a partner with the law firm of Stradling, Yocca, Carlson & Rauth. Prior to that, he was a partner with the law firm of Lewis, D'Amato, Brisbois & Bisgard, from September 1991 through March 1994, and he was a partner of the Stolar Partnership from February 1984 through September 1991. Mr. Puzder is also a Director for Javelin Systems, Inc., Rally's Hamburgers, Inc. and Fresh Foods, Inc.

FRANK P. WILLEY

     Mr. Willey became a Director in July 1997. He is also the President of Fidelity National Financial, Inc. and has been a director since February 1984. He was the General Counsel of Fidelity National Financial, Inc. from 1984 to January 1995. Mr. Willey also serves on the Boards of Directors of CKE Restaurants, Inc. and Ugly Duckling Holdings, Inc.

BRUCE H. HAGLUND

     Mr. Haglund has served as a Director of the Company since 1989. Mr. Haglund is an attorney in private practice in Orange County, California and has been a principal in the law firm of Gibson, Haglund & Johnson since April 1994. He was a principal in the law firm of Phillips, Haglund, Haddan & Jeffers from February 1991 to April 1994. From 1984 to February 1991, he was a partner in the law firm of Gibson & Haglund, and from 1980 to 1984 was an associate with the firm. He is also a director of Aviation Distributors, Inc.

T. ANTHONY GREGORY

     Mr. Gregory has served as a Director of the Company since 1989. Since 1962, Mr. Gregory has owned and operated U.S. Customs Air Bonded Warehouse. In June 1989, Mr. Gregory opened U.S. Customs Bonded Container and Freight Station, and in August 1989 opened Custom Air Trucking Company. Mr. Gregory was Vice President and Secretary of Equitable Savings & Loan Association, a holding company for several savings and loan companies from 1963 to 1965.

C. THOMAS THOMPSON

     Mr. Thompson became a director in 1998. Mr. Thompson is also the President and Chief Operating Officer of CKE Restaurants, Inc. Mr. Thompson has been a Carl's Jr. franchisee since 1984, and currently operates 17 Carl's Jr. restaurants in the San Francisco Bay Area. Mr. Thompson also serves as a member of the Boards of Directors of Rally's Hamburgers, Inc. and Checkers Drive-In Restaurants, Inc. Mr. Thompson has more than 20 years of experience in the restaurant industry.

DERMOT F. ROWLAND

     Mr. Rowland has served as a Director since 1998. Mr. Rowland was the founder of Timber Lodge Steakhouse, Inc. (acquired by the Company on September 1, 1998) and has served as Chairman of the Board, Chief Executive Officer, Secretary and as a Director of Timber Lodge since 1989. Prior to establishing Timber Lodge, Mr. Rowland was involved in the formation and management of Homestyle Buffet, Inc., which subsequently changed its name to Staceys Buffet Inc. ("Staceys"). Staceys, based in Largo, Florida, develops and operates buffet restaurants. He co-founded Staceys in 1986 and served as its President and Chief Executive Officer from 1986 to 1987. In 1987, he became its Chairman of the Board and continued as a consultant and Director until 1991.

BURT SUGARMAN

     Mr. Sugarman has served as a director of the Company since 1999. Mr. Sugarman has been the Chairman of the Board, President and Chief Executive Officer of GIANT Group, Ltd. for five years and served as the Chief Executive Officer of Rally's Hamburgers, Inc. from 1990 and as the Chairman of the Board of Directors of Rally's from 1991, resigning from these offices in February 1994. Mr. Sugarman resumed the position of Chairman of the Board of Directors of Rally's Hamburgers, Inc. in November 1994 and resigned such office in October 1997. Mr. Sugarman is a Director of GIANT Group, Ltd., Rally's Hamburgers, Inc. and Checkers Drive-In Restaurants, Inc.

CHARLES ROLLES

     Mr. Rolles has served as a director of the company since 1999. Mr. Rolles has been engaged in the business of real estate development for the past 30 years. In addition, Mr. Rolles was the founder of the 50 unit Chuck's Steakhouse chain. Mr. Rolles also served as a director of Liberty Bank from 1978 to 1990.

E. MICHAEL MURPHY

     Mr. Murphy was appointed Senior Vice President, General Counsel in September 1998. Mr. Murphy also serves as General Counsel of Hardee's Food Systems, Inc. and Assistant General Counsel of CKE Restaurants, Inc. and has been since September 1998. From 1988 until September 1998, Mr. Murphy was a partner in The Stolar Partnership, a law firm in St. Louis, Missouri.

NICHOLAS J. CADDEO

     Mr. Caddeo has been an Executive Vice President and Chief Operating Officer of the Company since August 1992. Prior to joining the Company, he was employed for more than 20 years by Foodmaker, Inc., the corporate operator of Jack-in-the-Box restaurants, serving as a Regional Manager for the Los Angeles area from January 1985 to July 1992.

THEODORE ABAJIAN

     Mr. Abajian was appointed Executive Vice President, Chief Financial Officer in May 1998. Prior to joining Santa Barbara Restaurant Group, Inc. Mr. Abajian served as the Chief Financial Officer of Star Buffet, Inc, since its formation in July 1997. Mr. Abajian also served as a director of Stacey's Buffet, Inc. from October 31, 1997, to February 4, 1998. Mr. Abajian has been the Vice President and Controller of Summit Family Restaurants Inc. (the predecessor to
JBRI) since 1994. From 1983 to 1994, he held several positions with Family Restaurants, Inc., including Director of Financial Analysis, Planning and Reporting for the family restaurant division, which included approximately 350 Carrows and Coco's restaurants.

M'LISS JONES KANE

     Ms. Kane was appointed Senior Vice President, Secretary in August 1997. Ms. Kane also serves as the Senior Vice President, Corporate Counsel, and Corporate Secretary for Fidelity National Financial, Inc. and has since 1995. Ms. Kane also serves as Executive Vice President, General Counsel and Secretary of American National Financial, Inc. Prior to that she was with the ICN Pharmaceuticals, Inc. group of companies from March of 1990 as Vice President, General Counsel and Secretary of ICN Biomedicals, Inc. and subsequently became Vice President, General Counsel and Secretary of SPI Pharmaceuticals, Inc.

CARL A. STRUNK

     Mr. Strunk was appointed Executive Vice President, Finance in December 1997. Mr. Strunk also serves as Executive Vice President, Chief Financial Officer for CKE Restaurants, Inc. and Executive Vice President and Chief Financial Officer of American National Financial, Inc. Mr. Strunk served as Executive Vice President, Chief Financial Officer of Fidelity National Financial, Inc. from 1992 to 1997 and has been with Fidelity National Financial, Inc. in some capacity since 1992. Mr. Strunk previously served as President of Land Resources Corporation from 1986 to 1991. Mr. Strunk is a Certified Public Accountant. Mr. Strunk is a member of the Board of Directors of Micro General Corporation and American National Financial, Inc.

GARY R. NELSON

     Mr. Nelson served as Chief Financial Officer of the Company from August 1997 through May 1998 and continues to hold the position of treasurer. Mr. Nelson also serves as the Senior Vice President of Mergers and Acquisitions for Fidelity National Title Insurance Company and has since 1992. Mr. Nelson previously served as the Senior Vice President, Chief Financial Officer and Treasurer of Fidelity National Financial, Inc. from 1988 to 1991. Mr. Nelson is a Certified Public Accountant.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL NO. 1, THE ELECTION OF ALL OF THE ABOVE NOMINEES.

               PROPOSAL NO. 2  -- APPROVAL OF AN AMENDMENT TO THE
                      SANTA BARBARA RESTAURANT GROUP, INC.
         1998 STOCK OPTION PLAN AND RATIFICATION OF STOCK OPTION GRANTS

PLAN AMENDMENT

     The Board of Directors of the Company adopted and the stockholders approved, the Company's 1998 Stock Option Plan (the "1998 Plan"). The Plan enhances the Company's ability to retain the services of existing executive personnel, key employees and nonemployee directors of the Company or its affiliates, to attract and retain competent new executive personnel and key employees, to provide the incentive to all such personnel, employees and nonemployee directors to devote their utmost effort and skill to advancement and betterment of the Company.

     The Board of Directors, or a committee consisting of two or more members of the Board of Directors, will administer the Plan (the "Administrator"). The Administrator will have the full power and authority to interpret the Plan, select the recipients of options and Purchase Rights, determine and authorize the type, terms and conditions of, including vesting provisions, and the number of shares subject to, grants under the Plan, and adopt, amend and rescind rules relating to the Plan.

     The Plan currently authorizes the grant of options up to a maximum of 1,000,000 shares of Common Stock. Option grants have been made in excess of the 1,000,000 share limit. These excess option grants were conditioned upon the ratification and approval of the Company's shareholders. If approved by the Company's shareholders, the Plan will be amended only to increase the maximum number of shares available under the Plan from 1,000,0000 shares to 2,000,000 shares. This increase in the number of shares available under the Plan will cover the options that have already been granted and that are discussed below.

GRANTS TO BE RATIFIED

     The number of shares of the Company's common stock issuable pursuant to option grants under the Plan for which the Company's Board of Directors is seeking ratification by the Company's shareholders is 550,000. Options were granted to the following persons for the following number of shares:

                                                               NUMBER OF
                            NAME                              SHARES(1)(2)
                            ----                              ------------
William P. Foley, II........................................    300,000
  Chairman of the Board
Andrew F. Puzder............................................    150,000
  Chief Executive Officer
Nicholas Caddeo.............................................     15,000
  Chief Operating Officer
Ted Abajian.................................................     10,000
  Executive Vice President and Chief Financial Officer
E. Michael Murphy...........................................     10,000
  General Counsel
M'Liss Jones Kane...........................................      5,000
  Senior Vice President and Secretary
Non-Executive Officer Employee Group (11 persons)...........     60,000

---------------
(1) Options granted on May 13, 1999.

(2) Based on the Closing Price of the Company's Common Stock on May 13, 1999 which was $2.94.

VOTE REQUIRED FOR APPROVAL OF AMENDMENT TO THE PLAN AND RATIFICATION OF GRANTS MADE THEREUNDER

     Approval of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the amendment to the Plan and ratify the grants made thereunder. Broker non-votes with respect to this matter will not be deemed to have been cast either "for" or "against" the matter, although they will be counted in determining if a quorum is present. Proxies marked "abstain" or a vote to abstain by a stockholder present in person at the Annual Meeting will have the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL NO. 2, THE AMENDMENT TO THE PLAN AND RATIFICATION OF GRANTS MADE UNDER THE PLAN ON MAY 13, 1999.

      PROPOSAL NO. 3 -- AMENDING THE RESTATED CERTIFICATE OF INCORPORATION
                  TO AUTHORIZE THE ISSUANCE OF PREFERRED STOCK

     The Board of Directors has directed that there be submitted to the stockholders of the Company at the Annual Meeting a proposed amendment to the Article FOURTH of the Company's Restated Certificate of Incorporation. The proposed amendment can be used to make a change in control of the Company more difficult.

     Currently, the Article FOURTH authorizes the Company only to issue up to 50,000,000 shares of Common Stock, $.08 par value per share. The proposed amendment, which was unanimously approved by the Company's Board of Directors, will authorize the issuance of 2,000,000 shares of Preferred Stock. The Board of Directors shall be authorized to provide for the issuance of the Preferred Stock in one or more series, to establish the number of shares to be included in each such series and to fix the designations, powers, preferences and relative, participating, optional or other special rights of such series, along with any other qualifications, limitations and restrictions thereon. There are no pre-emptive rights to purchase or otherwise acquire any Preferred Stock that may be issued in the future.

     It is not possible to state the effects of the proposed amendment upon the rights of holders of Common Stock until the Board of Directors determines the respective rights, including any dividend rates, conversion prices or voting rights, of the holders of one or more series of Preferred Stock. The effects of such issuance could include, however, (i) reduction of the amount otherwise available for payment on dividends on Common Stock, (ii) restrictions on dividends on Common Stock, (iii) dilution of the voting power of Common Stock, and (iv) restrictions on the rights of holders of Common Stock to share in the Company's assets on liquidation until satisfaction of any liquidation preference granted to the holders of such designated series of Preferred Stock.

     The proposed amendment will give the Company increased financial flexibility as it will allow shares of Preferred Stock to be available for issuance from time to time as determined by the Board for any proper corporate purpose. Such purpose could include, without limitation, issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or properties.

     Shares of voting or convertible Preferred Stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. The ability of the Board of Directors to issue Preferred Stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause. Moreover, the issuance of Preferred Stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

     While the amendment may have anti-takeover ramifications, the Board of Directors believes that financial flexibility offered by the amendment outweighs any disadvantages. To the extent that it may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board of Directors, enabling the Board to consider the proposed transaction in a manner that best serves the stockholders' interests.

     The affirmative vote of the holders of the majority of the outstanding shares of Common Stock is required to authorize the proposed amendment regarding the issuance of Preferred Stock.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3, THE AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF 2,000,000 SHARES OF PREFERRED STOCK.

            PROPOSAL NO. 4 -- APPROVAL OF CONVERSION OF PARENT NOTES
      TO BE ISSUED TO STOCKHOLDERS OF LA SALSA HOLDING COMPANY, INC. UNDER
                        AN AGREEMENT AND PLAN OF MERGER

     The Board of Directors has directed that there be submitted to the stockholders of the Company at the Annual Meeting a proposal for the approval of the conversion into the Company's Common Stock of the outstanding principal of certain subordinated promissory notes (the "Parent Notes") to be issued to the stockholders of La Salsa Holding Co., Inc., a Delaware corporation ("La Salsa"), pursuant to that certain Agreement and Plan of Merger dated as of June 8, 1999 by and among the Company, La Salsa and La Salsa Merger, Inc., a Delaware corporation ("Sub") and wholly-owned subsidiary of the Company (the "Agreement"). Pursuant to the Agreement, Sub will be merged with and into La Salsa (the "Merger") and La Salsa will continue as the surviving corporation in the Merger. As a result, La Salsa will become a wholly-owned subsidiary of the Company.

     By virtue of the Merger, all of the outstanding equity securities of La Salsa (the "La Salsa Shares") will be converted into (i) three million (3,000,000) shares of fully paid and nonassessable Common Stock, together with cash in lieu of any fractional shares of Common Stock, (ii) Parent Notes in the aggregate principal amount of Six Million Dollars $6,000,000, (iii) warrants to purchase Two Hundred Fifty Thousand (250,000) shares of Common Stock at an exercise price of $7.00 per share currently held by Fidelity National Financial, Inc. ("FNF") ("$7.00 Warrants"), and (iv) warrants to purchase Two Hundred Fifty Thousand (250,000) shares of Common Stock at an exercise price of $7.50 per share currently held by FNF ("$7.50 Warrant").

     The issuance of the Common Stock and the issuance of Common Stock upon conversion of the Parent Notes will result in an aggregate issuance of approximately 29.5% of the number of shares of Common Stock outstanding before such issuance; therefore, pursuant to the Marketplace Rules of the Nasdaq National Market, an affirmative vote of the holders of the majority of the outstanding shares of the Common Stock is necessary to approve the conversion of the principal amount of the Parent Notes to Common Stock. Upon the approval of the Company's stockholders, the principal amount of the Parent Notes will automatically convert into Common Stock at a conversion price of $4.00 per share.

     Because of the time requirements for a stockholders' meeting and the desire by the Company to consummate the Merger, it was determined to proceed with the Agreement, and the Company covenanted in the Agreement to include in this proxy statement proposal No. 4 to approve the conversion of the Parent Notes to Common Stock in accordance with the terms of the Parent Notes. If the Company's stockholders approve proposal No. 4, the Parent Notes will be automatically converted into Common Stock, of which the Company covenanted in the Agreement to use its best efforts to list on the Nasdaq National Market (along with the Common Stock issuable upon the exercise of the $7.00 Warrants and $7.50 Warrants). If the stockholders vote against Proposal No. 4, all of the principal and accrued and unpaid interest, together with a 25% premium of such amount, shall become due and payable within 30 days following the date of the Annual Meeting. There is no trading market for the Parent Notes. See Appendix
               , "Form of Convertible Subordinated Note" attached hereto for a description of the rights, preferences and restrictions, including conversion ratio, of the Parent Notes.

     In order to (i) further enhance the equity interests of the Company and the stockholders of the Company and (ii) avoid the need to pay the principal sums of the Parent Notes and the interest due thereto, the Board of Directors hereby requests that stockholders approve the conversion of the Parent Notes to Common Stock in accordance with the terms of the Parent Notes.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" PROPOSAL NO. 4, THE APPROVAL OF THE CONVERSION OF PARENT NOTES TO COMMON STOCK IN ACCORDANCE WITH THE TERMS OF THE PARENT NOTES.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding the compensation of Andrew F. Puzder, the Company's Chief Executive Officer and a Director for each of the three years in the period ended December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                ANNUAL COMPENSATION
                                                        -----------------------------------
                                                                                LONG TERM
                                                                   OTHER       COMPENSATION
                                                                   ANNUAL        AWARDS-       ALL OTHER
                                                        BONUS   COMPENSATION     OPTIONS      COMPENSATION
    NAME AND PRINCIPAL POSITION      YEAR   SALARY($)    ($)        ($)            (#)            ($)
    ---------------------------      ----   ---------   -----   ------------   ------------   ------------
Andrew F. Puzder(1)................  1998        0         0          0              0            $  0
  Chief Executive Officer            1997        0         0          0              0               0
                                     1996      N/A       N/A        N/A            N/A             N/A

---------------
(1) Became a Director in July 1997 and Chief Executive Officer in August 1997.

OPTIONS GRANTED IN FISCAL YEAR 1998

     During the fiscal year ended December 31, 1998, non-qualified stock options representing 110,000 shares were granted to Andrew F. Puzder at an exercise price of $4.875 per share. Said options vest at the end of one year from issuance. In addition, on September 1, 1998, non-qualified stock options representing a total of 200,000 shares were repriced at $4.875 per share (see Ten-Year Option Repricings).

                                                                                      POTENTIAL REALIZABLE
                                          % OF TOTAL                                        VALUE AT
                           NUMBER OF       OPTIONS                                  ASSUMED ANNUAL RATES OF
                             SHARES       GRANTED TO                                STOCK PRICE APPRECIATION
                           UNDERLYING     EMPLOYEES      EXERCISE                       FOR OPTION TERM
                            OPTIONS       IN FISCAL      PRICE PER    EXPIRATION    ------------------------
                            GRANTED       YEAR 1998        SHARE         DATE           5%           10%
                           ----------    ------------    ---------    ----------    ----------    ----------
Andrew F. Puzder.........   100,000          5.0%         $4.875       8/31/08       $306,586      $776,949
                             10,000          0.5%         $4.875       8/31/08         30,659        77,695
                             20,000          1.0%         $4.875       8/26/07         53,653       132,100
                             30,000          1.5%         $4.875       8/26/07         80,480       198,150
                             50,000          2.5%         $4.875       8/26/07        134,134       330,250
                            100,000          5.0%         $4.875       2/26/08        287,086       717,004

AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1998 AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth the number of options, both exercisable and unexercisable, held by each of the executive officers of the Company as of December 31, 1998. There were no in-the-money options.

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                              OPTIONS AT               IN-THE-MONEY OPTIONS AT
                         SHARES                           DECEMBER 31, 1998               DECEMBER 31, 1998
                       ACQUIRED ON       VALUE       ----------------------------    ----------------------------
                       EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                       -----------    -----------    -----------    -------------    -----------    -------------
Andrew F. Puzder.....       0              0           100,000         210,000          $  0            $  0

                           TEN-YEAR OPTION REPRICINGS

                                                                                               LENGTH OF
                                         NUMBER         MARKET                                 ORIGINAL
                                           OF           PRICE        EXERCISE                 OPTION TERM
                                       SECURITIES      OF STOCK       PRICE         NEW        REMAINING
                                       UNDERLYING     AT TIME OF    AT TIME OF    EXERCISE    AT DATE OF
                                        OPTIONS       REPRICING     REPRICING      PRICE       REPRICING
           NAME              DATE       REPRICED         ($)           ($)          ($)           ($)
           ----             ------    ------------    ----------    ----------    --------    -----------
Nicholas Caddeo...........  9/1/98       25,000         4.875         8.625        4.875      9 yrs
  Chief Operating Officer   9/1/98        7,500         4.875         5.750        4.875      9 yrs
William P. Foley, II......  9/1/98       80,000         4.875         8.625        4.875      9 yrs
  Chairman of the Board     9/1/98       50,000         4.875         8.625        4.875      9 yrs
  Director                  9/1/98       20,000         4.875         8.625        4.875      9 yrs
                            9/1/98      200,000         4.875         8.250        4.875      9 yrs 6 mos
T. Anthony Gregory........  9/1/98       50,000         4.875         7.000        4.875      6 yrs 8 mos
  Director                  9/1/98       20,000         4.875         8.625        4.875      9 yrs
                            9/1/98       10,000         4.875         8.250        4.875      9 yrs 6 mos
Bruce H. Haglund..........  9/1/98       50,000         4.875         7.000        4.875      6 yrs 8 mos
  Director                  9/1/98       10,000         4.875         5.750        4.875      6 yrs 5
                            9/1/98       20,000         4.875         8.625        4.875      9 yrs
                            9/1/98       10,000         4.875         8.250        4.875      9 yrs 6 mos
Frank P. Willey...........  9/1/98       20,000         4.875         8.625        4.875      9 yrs
  Director                  9/1/98       50,000         4.875         8.625        4.875      9 yrs
                            9/1/98       10,000         4.875         8.250        4.875      9 yrs 6 mos
M'Liss Jones Kane.........  9/1/98       10,000         4.875         8.625        4.875      9 yrs
  Secretary                 9/1/98       25,000         4.875         8.250        4.875      9 yrs 6 mos
Gary R. Nelson............  9/1/98       50,000         4.875         8.625        4.875      9 yrs
  Treasurer                 9/1/98       25,000         4.875         8.250        4.875      9 yrs 6 mos
Andrew F. Puzder..........  9/1/98       20,000         4.875         8.625        4.875      9 yrs
  Chief Executive Officer   9/1/98       30,000         4.875         8.625        4.875      9 yrs
  Director                  9/1/98       50,000         4.875         8.625        4.875      9 yrs
                            9/1/98      100,000         4.875         8.250        4.875      9 yrs 6 mos
Carl A. Strunk............  9/1/98       50,000         4.875        10.375        4.875      9 yrs 4 mos
  Executive Vice President  9/1/98       25,000         4.875         8.250        4.875      9 yrs 6 mos

EMPLOYMENT AGREEMENTS

     The Company has not entered into any employment agreements.

COMPENSATION COMMITTEE REPORT ON OPTION REPRICING

     On September 1, 1998, the Compensation Committee approved the repricing of 1,017,500 options granted pursuant to the Company's existing stock option plans for non-employee directors and executive officers. Such options had exercise prices ranging from $5.75 to $10.375. The repricing was effected by exchanging new options with an exercise price of $4.875 per share, and the same vesting period as the original option, for the options then held by such optionees.

     The Compensation Committee approved the repricing because it believes that equity interests are a significant factor in the Company's ability to retain directors, executive officers and employees, by providing an incentive to all such personnel to devote their utmost effort and skill to the advancement and betterment of the company by permitting them to participate in the success and increased value of the Company. Following the grant of such options, however, the price per share of the Company's Common Stock declined as a result of unforeseen market factors. The Compensation Committee believed, that as a result of this relatively sudden decline, the options so granted would not have the desired motivational effect on the optionees. Accordingly, the Compensation Committee approved the repricing as a means of ensuring that such optionees have a meaningful equity interest in the Company.

COMPENSATION OF THE BOARD OF DIRECTORS

     The members of the Board of Directors who are not employees receive $1,000 for their attendance in person at Board meetings and $500 if they are present at a Board meeting telephonically. Members of the Board of Directors received nonstatutory stock options in the past in recognition of their service as members of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1998, the members of the Compensation Committee of the Company's Board of Directors were Messrs. Willey (Chairman), Haglund and Gregory. None of the Compensation Committee members were officers, former officers or employees of the Company during fiscal 1997. Mr. Willey serves as President and a Director of Fidelity National Financial, Inc. and a Director of CKE Restaurants, Inc.

                         COMPENSATION COMMITTEE REPORT

     The Committee, comprised of three non-employee directors, is responsible for administering the executive compensation policies, administering the various management incentive programs (including option plans), and making recommendations to the Board of Directors with respect to these policies and programs. In addition, the Committee makes annual recommendations to the Board of Directors concerning the compensation paid to the Chief Executive Officer. Set forth below is a report submitted by the Committee addressing compensation policies for fiscal 1998 as they affected the Executive Officers.

     Compensation Policies Towards Executive Officers. The Committee believes that the most effective executive compensation program is one that provides incentives to achieve both current and long-term strategic management goals, with the ultimate objective of enhancing stockholder value. With respect to equity-based compensation, the Committee believes that an integral part of the Company's compensation program is the ownership and retention of the Company's Common Stock by its Executive Officers. By providing Executive Officers with a meaningful stake in the Company, the value of which is dependent on the Company's long-term success, a commonality of interests between the Company's Executive Officers and its stockholders is fostered.

     Relationship of Performance to Compensation. Compensation that may be earned by the Executive Officer under the current management team consists primarily of stock options. The Committee, in its discretion, may apply different factors, particularly different measures of company performance, in setting executive compensation for future fiscal years, but all compensation decisions will be designed to further the general compensation policies indicated above. With regard to the Company's performance, the measures used for margin, quality of service, meeting strategic goals within the current economic climate and industry environment, scope of responsibilities, expansion by acquisition or otherwise, profit retention, and profitability, all of which combine to enhance stockholder value.

     Stock Options. Stock option grants motivate Executive Officers to manage the business to improve long-term Company performance and align the interests of Executive Officers with stockholder value. Customarily, option grants are made with exercise prices equal to the fair market value of the shares on the grant date and will be of no value unless the market price of the Company's shares of Common Stock appreciates, thereby aligning a substantial part of the Executive Officer's compensation package with the return realized by the stockholders. Options generally vest in equal installments over a period of time, contingent upon the Executive Officer's continued employment with the Company. Accordingly, an option will provide a return to the Executive Officer only if the Executive Officer remains employed by the Company and the market price of the underlying shares appreciates over the option term. The size of an option grant is designed to create a meaningful opportunity for stock ownership and is based upon the individual's current position with the Company, internal comparability with option grants made to other Company executives and the individual's potential for future responsibility and promotion over the option term.

     Chief Executive Officer Compensation. Andrew F. Puzder became the Company's Chief Executive Officer in August 1997. Mr. Puzder did not receive any cash compensation during fiscal 1997 or fiscal 1998 for such position. Mr. Puzder received 100,000 stock options in 1997 and an additional 210,000 stock options in 1998 to reward him for the Company's performance in 1997 and 1998 and to incentivize him to excel in 1999.

     Corporate Deduction for Compensation. Section 162(m) of the Internal Revenue Code generally limits to $1.0 million the corporate deduction for compensation paid to certain executive officers, unless certain requirements are met. At this time, the Company's deduction for officer compensation is not limited by the provisions of Section 162(m). The Committee intends to monitor regulations issued pursuant to Section 162(m) and to take such actions with respect to the executive compensation program as are reasonably necessary to preserve the corporate tax deduction for executive compensation paid.

     The report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference into any previous filing by the Company under the Securities Act of 1933 ("Securities Act") or under the Securities Exchange Act of 1934 ("Exchange Act"), that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

Dated: May 12, 1999                       Compensation Committee

                                          T. Anthony Gregory
                                          Bruce H. Haglund
                                          Frank P. Willey

                               PERFORMANCE GRAPH

     Set forth below is a graph comparing cumulative total stockholder return on the Company's common stock against the cumulative total return on the S & P 500 Index and against the cumulative total return of a peer group index, the Restaurants 500 Index for the five-year period ending December 31, 1998. The peer group comparison has been weighted based on the Company's stock market capitalization. The graph assumes an initial investment of $100.00 on January 1, 1994, with dividends reinvested over the periods indicated.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                                                SANTA BARBARA RESTAURANT
                                                          GROUP                   S&P 500 INDEX              RESTAURANTS 500
                                                ------------------------          -------------              ---------------
'Dec 93'                                                 100.00                      100.00                      100.00
'Dec 94'                                                  93.94                      101.32                       99.69
'Dec 95'                                                 118.18                      139.40                      149.51
'Dec 96'                                                  89.39                      171.40                      147.72
'Dec 97'                                                 131.82                      228.59                      158.61
'Dec 98'                                                  46.21                      293.91                      248.57

ASSUMES $100 INVESTED ON JANUARY 1, 1994
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DECEMBER 31, 1998

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors has a standing Compensation Committee. The Board does not have a nominating or audit committee or other committee performing similar functions. The Compensation Committee, whose current members are Messrs. Willey (Chairman), Haglund and Gregory, considers the hiring and election of corporate officers, salary and incentive compensation policies for officers and directors, and the granting of stock options to employees.

     During fiscal 1998, The Board of Directors held four meetings and the Compensation Committee did not hold any meetings in 1998. During fiscal 1998, no director attended fewer than 75% of the aggregate meetings of the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  General

     The Company believes that the transactions hereunder were the result of arm's-length negotiations, and the terms of each such transaction was no less favorable to the Company as would have been available from an unaffiliated third party. The transactions discussed below were negotiated either (i) before the parties became affiliates; (ii) after the parties ceased to be affiliates; or (iii) with a majority of the disinterested members of the Company's Board of Directors. Furthermore, it is the policy of the Company that a majority of the disinterested members of the Company's Board of Directors must approve related-party transactions.

  CKE Restaurants, Inc.

     The Company and CKE share certain officers and directors. In September 1998, the Company purchased JBFRI and JBPC from CKE in exchange for approximately 1.7 million shares or 10.9% of the Company's outstanding common stock at December 31, 1998. In December 1998, the Company acquired 274,900 shares or less than 1% of CKE's common stock from Fidelity.

     In conjunction with the acquisitions of Timber Lodge and JB's, the Company entered into an agreement with CKE to receive certain general and administrative support. As of December 31, 1998, the Company has accrued $173,000 for such services provided during fiscal 1998. Such amount represents the cost to CKE of providing such services.

     During May 1995, the Company reached an agreement with CKE pursuant to which CKE agreed to convert a minimum of 40 CKE-owned Carl's Jr. restaurants per year into Carl's Jr./Green Burrito dual-concept stores over a five-year period commencing July 15, 1995. In February 1997, the Company and CKE modified the agreement to provide for the conversion of a minimum of 60 Carl's Jr. restaurants per year to Carl's Jr./Green Burrito dual-concept stores. CKE also agreed to allow its franchisees to convert their restaurants into Carl's Jr./Green Burrito dual-concept stores. In November 1998, the Company and CKE modified the agreement as follows: CKE will convert 45 restaurants in both 1999 and 2000, 40 in 2001, and 36 in 2002 for a total of 328 Carl's Jr./Green Burrito dual brand restaurants at the expiration of the agreement on December 31, 2002. Additionally, the amended agreement expands the units available to satisfy CKE's development obligations by removing limitations on the number of franchised Carl's Jr. restaurants which can be converted and by including Hardee's restaurants and Hardee's franchisees.

     The initial term of the franchise agreements for CKE-owned locations is 15 years with a 10-year renewal period. The franchise agreements also allow for an early termination on a per-store basis if royalties payable to the Company for such location are less than an average of $250 per month for any calendar year. As of December 31, 1998, there were 176 Carl's Jr./Green Burrito restaurants in operation in California, Arizona, Oregon, Nevada, Oklahoma and Kansas. For the fiscal years ended December 31, 1998, 1997 and 1996, the Company recognized franchise revenues generated from CKE dual-concept franchise stores of approximately $990,000, $942,000 and $648,000, respectively. The Company had receivable balances at December 31, 1998 and 1997 of $89,000 and $29,000, respectively related to royalty and franchise fee payments due from CKE.

     The Company leases approximately 650 square feet of office space from CKE on a month to month basis at the rate of approximately $2,500 per month.

  Fidelity National Financial, Inc.

     The Company and Fidelity share certain officers and directors. In 1997, Fidelity acquired 1,000,000 shares of the Company's common stock and 3,470,000 warrants to acquire the Company's common stock. In September 1998, Fidelity exercised 1,000,000 of its $5.00 common stock purchase warrants resulting in net proceeds to the Company of $5,000,000. In December 1998, the Company and Fidelity completed a Share Exchange. As result of these transactions, Fidelity owns approximately 4.7 million shares or 31% of the Company's common stock at December 31, 1998, and holds warrants to acquire an additional 2,470,000 shares of the Company's common stock.

  Rally's Hamburgers, Inc.

     The Company and Rally's share certain officers and directors. The Company presently owns 2,408,874 shares or 8.2% of Rally's common stock . On January 29, 1999, Rally's announced the signing of a merger agreement with Checkers Drive-In Restaurants, Inc. ("Checkers"). The agreement provides that each share of Rally's stock will be exchanged for 1.99 shares of Checkers stock. The Checkers common stock that Rally's owns (approximately 26% of Checkers common stock as of December 31, 1998) will be retired following this merger.

  Payments to Director for Professional Services

     Bruce Haglund, a director of the Company, provided legal services to the Company valued at $0, $55,261 and $48,467 during 1998, 1997, and 1996, respectively.

INVESTMENTS IN PARTNERSHIPS

     None.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     None.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Rules adopted by the Securities and Exchange Commission ("SEC") under
Section 16(a) of the Exchange Act require the Company's officers and directors, and persons who own more than 10% of the issued and outstanding shares of the Company's common stock, to file reports of their ownership, and changes in ownership, of such securities with the SEC on SEC Forms 3, 4 or 5, as appropriate. Officers, directors and greater-than-ten-percent stockholders are required by the SEC's regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during its most recent fiscal year end, and any written representations provided to it, the Company is advised that all filings were timely and correctly made.

                              INDEPENDENT AUDITORS

     KPMG Peat Marwick LLP are the Company's auditors of record and have audited the Company's annual financial statements from 1996 through December 31, 1998. The Audit Committee of the Board of Directors has not made a recommendation with respect to retention of auditors by the Company for year ending December 30, 1999. Representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting with the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                             AVAILABLE INFORMATION

     The Company files Annual Reports on Form 10-K with the Securities and Exchange Commission. A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (except for certain exhibits thereto), may be obtained, free of charge, upon written request by any stockholder to Santa Barbara Restaurant Group, Inc., 3916 State Street, Suite 300, Santa Barbara, California 93105, Attention: Investor Relations. Copies of all exhibits to the Annual Report on Form 10-K are available upon a similar request, subject to payment of a $.15 per page charge to reimburse the Company for its expenses in supplying any exhibit.

                                          By Order of the Board of Directors

                                          M'Liss Jones Kane
                                          Corporate Secretary

Dated: July   , 1999

                                     PROXY

                      SANTA BARBARA RESTAURANT GROUP, INC.
               3916 STATE STREET, SANTA BARBARA, CALIFORNIA 93105

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints William P. Foley, II and Andrew F. Puzder as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all shares of common stock of Santa Barbara Restaurant Group, Inc. held of record by the undersigned
on June 25, 1999 at the Annual Meeting of Stockholders to be held on          ,
1999, or any adjournment thereof.

   1. PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

      [ ] FOR the nominees listed below    [ ] WITHHOLD AUTHORITY to vote
          (except as marked to the             for the nominees listed below
          contrary below)

      (INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through the nominee's name below.)

         William P. Foley, II    Frank P. Willey    C. Thomas Thompson
    Dermot F. Rowland    Bert Sugarman    Charles Rolles    Andrew F. Puzder

   2. PROPOSAL NO. 2 -- APPROVAL OF AMENDMENT TO THE COMPANY'S 1998 STOCK OPTION PLAN AND RATIFICATION OF STOCK OPTION GRANTS UNDER THE PLAN

                        [ ] FOR   [ ] AGAINST    [ ] ABSTAIN

   3. PROPOSAL NO. 3 -- APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION AND AUTHORIZE ISSUANCE OF PREFERRED STOCK

                        [ ] FOR   [ ] AGAINST    [ ] ABSTAIN

   4. PROPOSAL NO. 4 -- APPROVAL OF CONVERSION OF PARENT NOTES TO BE ISSUED TO LA SALSA HOLDING COMPANY, INC. UNDER AN AGREEMENT AND PLAN OF MERGER

                        [ ] FOR   [ ] AGAINST    [ ] ABSTAIN

   5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting thereof.

    IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE COMPANY NOMINEES AND FOR ALL PROPOSALS.

                                                     DATED:               , 1999

                                                     ---------------------------
                                                             (Signature)

                                                     ---------------------------
                                                             (Signature)

                                                     Please sign exaction as
                                                     name(s) appear below. When
                                                     shares are held by more
                                                     than one owner, all should
                                                     sign. When signing as
                                                     attorney, executor,
                                                     administrator, trustee, or
                                                     guardian, please give full
                                                     title as such. If a
                                                     corporation, please sign in
                                                     full corporate name by
                                                     President or authorized
                                                     officer. If a partnership,
                                                     please sign in partnership
                                                     name by authorized person.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
                DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.